SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]  Preliminary Proxy Statement          [ ] Confidential, For Use of
                                              the Commission Only (as
                                              permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      ACORN VENTURE CAPITAL CORPORATION
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               (Name Of Registrant As Specified In Its Charter)


   -------------------------------------------------------------------------
   (Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check appropriate box):

     [x]  No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

          ------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     [ ]  Fee paid previously with preliminary materials:

          ------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registra-tion statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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
                      ACORN VENTURE CAPITAL CORPORATION
                              100 Park Avenue
                                 23rd Floor
                         New York, New York  10017

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         To Be Held October 7, 1997



A special meeting of the stockholders of ACORN VENTURE CAPITAL
CORPORATION (the "Company") will be held at Club 101, 101 Park Avenue, Lobby Level, New York, New York 10017, on Tuesday, October 7, 1997, at 11:00 A.M., local time, for the following purposes:

          1. To consider and act upon a proposal that the Company withdraw its election to be treated as a business development company under the Investment Company Act of 1940;

          2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to change the Company's name to "Acorn Holding Corp."; and

          3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

          The Board of Directors has fixed the close of business on September __, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting. Only stockholders of record at the close of business on this date will be entitled to notice of, and to vote at, the special meeting or any adjournment(s) thereof.

                         By Order of the Board of Directors,


                         STEPHEN A. OLLENDORFF
                         Secretary

September __, 1997


     YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. PROMPT RETURN OF THE PROXY WILL HELP ASSURE A QUORUM, AND SAVE THE COMPANY UNNECESSARY EXPENSE. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE SPECIAL MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE YOUR RIGHT TO VOTE YOUR SHARES PERSONALLY.

                    ACORN VENTURE CAPITAL CORPORATION
                             100 Park Avenue
                               23rd Floor
                        New York, New York  10017


                     Special Meeting of Stockholders
                       To Be Held October 7, 1997


                             PROXY STATEMENT

     This proxy statement is furnished to the stockholders of Acorn Venture Capital Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at a special meeting of Stockholders of the Company to be held on October 7, 1997, at 11:00 A.M., local time, and any adjournment(s) thereof (the "Special Meeting"). Stockholders will consider and vote at the Special Meeting upon (1) a proposal to withdraw the Company's election to be treated as a business development company (a "Business Development Company") within the meaning of the Investment Company Act of 1940 (the "Investment Company Act"); (2) if proposal (1) above is approved, a proposal to amend the Company's Certificate of Incorporation to change the Company's name to "Acorn Holding Corp."; and (3) such other business as may properly come before the Special Meeting. A copy of the notice of meeting accompanies this proxy statement.

     The principal executive offices of the Company are located at 100 Park Avenue, 23rd Floor, New York, New York 10017 (telephone no. 212-685-5654). This proxy statement and the accompanying proxy are being transmitted to stockholders of the Company on or about September __, 1997.

Voting Securities; Vote Required; Proxies

     The Company's Board of Directors has fixed the close of business on September __, 1997, as the record date for the determination of stockholders of the Company who are entitled to receive notice of, and to vote at, the Special Meeting. At the close of business on that date, [5,538,906] shares of Common Stock, par value $.01 (the "Common Stock"), were issued and outstanding, each of which is entitled to one vote on each matter to be voted upon at the Special Meeting. The Company has no other class of securities entitled to vote at the Special Meeting.

     The affirmative vote of the holders of (a) 67% or more of the shares of Common Stock present (in person or by proxy) at the Special Meeting, or (b) more than 50% of the outstanding shares of Common Stock, whichever is less, is required to approve the proposal that the Company withdraw its election to be a Business Development Company (Proposal I). The affirmative vote of a majority of the outstanding shares of Common Stock is required to change the Company's name (Proposal II). The proposal to change the Company's name will be presented at the Special Meeting only if the proposal to withdraw the Company's election as a Business Development Company is first approved by the Company's stockholders at the Special Meeting.

     Pursuant to Delaware corporate law and the Company's By-laws, the holders of a majority of the outstanding shares of Common Stock must be present in person or represented by proxy for a quorum to exist at the Special Meeting. The Company does not presently intend to adjourn the Special Meeting if a quorum is present. However, the Company may seek to adjourn the Special Meeting in order to further solicit votes, depending upon the nature of the proposal for which insufficient votes approving such proposal were received, the percentage of votes cast and the percentage of affirmative and/or negative votes. The Company will not, in any event, adjourn the Special Meeting for purposes of further solicitation in any case where, in the opinion of the Company's management, stockholders shall clearly have expressed their disagreement or disinterest in a proposal through negative votes or abstentions.

     Abstentions and broker non-votes (i.e., shares of Common Stock represented at the Special Meeting by proxies held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) with respect to any proposal will be included in determining the existence of a quorum and for the purpose of determining the number of shares required to approve a proposal. Under applicable Delaware law, in determining whether the above proposals have received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against each of the proposals. The Company will appoint an inspector of election who will determine whether or not a quorum exists, tabulate the votes and determine whether or not a proposal has been approved.

     Shares represented by properly executed proxies received by the Company will be voted (except to matters where authority to vote is specifically withheld thereon) at the Special Meeting in the manner specified thereon or, if no specification is so made, will be voted "FOR" the proposal that the Company withdraw its election to be treated as a Business Development Company and "FOR" the proposal to change the name of the Company. The persons named in the accompanying proxy have been designated as proxies by the Board of Directors.

     In the unanticipated event that any other matters are properly presented at the Special Meeting for action, the persons named in the accompanying proxy intend to vote proxies (which confer authority upon them to vote on any such matters) in accordance with their judgment. The Board of Directors does not know of any matter other than those described herein that is expected to be presented for consideration at the Special Meeting.

     Any proxy given pursuant to this solicitation may be revoked by a stockholder at any time before it is voted by written notification thereof delivered to Messrs. Edward N. Epstein and/or Stephen A. Ollendorff (Company Secretary), c/o of the Company, by voting in person at the Special Meeting, or by executing another proxy bearing a later date. Attendance by a stockholder at the Special Meeting does not alone serve to revoke his or her proxy.

     The solicitation of proxies will be made principally by mail and, in addition, may be made by directors and officers of the Company personally or by telephone or telegraph, without special or extra compensation for such services. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their out-of-pocket and clerical expenses in transmitting proxies and related material to beneficial owners. The costs of soliciting proxies will be borne by the Company. It is estimated that said costs will be relatively nominal.


              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNER AND MANAGEMENT

     The following table sets forth, as of the close of business on September __, 1997, certain information as to the stockholder (other than members of the Company's management and Board of Directors) which is known by the Company to own beneficially more than 5% of the Company's Common Stock (based solely upon filings by said entity with the Securities and Exchange Commission (the "Commission") on Schedule 13D (including amendments thereto) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act")):

                               No. of Shares
Name and Business Address      Beneficially     Percentage
of Beneficial Owner             Owned(1)         of Class
-------------------------      -------------    ----------

Asset Value Fund                1,225,000         22.12%
Limited Partnership
376 Main Street
P.O. Box 74
Bedminster, NJ  07921

_______________
(1) Beneficial ownership, as reported in the above table, has been determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, beneficial ownership includes both sole voting and sole dispositive power.

Ownership by Management and Directors

       The following table sets forth, as of September __, 1997, the beneficial ownership of the Common Stock of the Company by (i) each director of the Company, (ii) the Company's chief executive officer and each of the Company's other executive officers whose total compensation for services in all capacities to the Company during fiscal year 1996 exceeded $100,000 (of which there was one (1) such person) and (iii) all directors and executive officers of the Company as a group (based solely upon information furnished by such persons). Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days.

                               No. of Shares
Name and Business Address      Beneficially     Percentage
of Beneficial Owner(1)          Owned(2)         of Class
-------------------------      -------------    ----------

Bert Sager..............         351,500(3)(4)     6.17%

Stephen A. Ollendorff...       1,513,700          25.79%
                                 (4)(5)(6)

Edward N. Epstein.......         957,500(4)(5)(7) 16.83%

Paula Berliner..........         195,800(4)(8)     3.49%

Mark Auerbach...........           -               -

Edward S. Croft, III....           -               -

Paul C. Meyer...........           8,665           *

Joel J. Silver..........           3,000           *

Kenneth I. Sawyer.......           1,000           *

All directors and executive
 officers as a group
 (10 persons)...........       2,241,486(4)       35.36%

___________
*    Less than 1%.

(1) The business address, for purposes hereof, of all of the Company's directors and executive officers is in care of the Company's principal executive offices at 100 Park Avenue, 23rd Floor, New York, New York 10017.

(2) Beneficial ownership, as reported in the above table, has been determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, beneficial ownership includes both sole voting and sole dispositive power. Unless otherwise specifically noted herein, the Company believes that all persons in the above table have sole voting and dispositive power with respect to all shares of Common Stock shown to be beneficially owned by them.

(3) Does not include 76,825 shares of Common Stock owned by Marilyn Sager, his wife, with respect to which Mr. Sager disclaims beneficial ownership.

(4) Includes the following shares of Common Stock that may be acquired upon the exercise of options within 60 days of September __, 1997:
     Mr. Sager - 160,000; Mr. Ollendorff - 330,000; Mr. Epstein -
     150,000; and Ms. Berliner - 70,000, respectively; and all directors and executive officers as a group (10 persons) -
     800,000.

(5) Stephen A. Ollendorff, the Company's Chief Executive Officer, has entered into an Irrevocable Proxy and Voting Agreement With Respect to Election of Directors, dated December 19, 1995, with Edward N. Epstein, the Company's President, with respect to the 957,500 shares of Common Stock beneficially owned by Mr. Epstein. Accordingly, Mr. Ollendorff's beneficial ownership includes such shares. Other than as set forth above, Mr. Ollendorff disclaims beneficial ownership of such shares.

(6) Includes 1,000 shares owned by Bjorg Ollendorff, Mr. Ollendorff's wife.

(7) Includes 7,500 shares owned by Mr. Epstein as trustee for his minor child.

(8) Includes 27,500 shares owned of record by Warren Berliner, Ms. Berliner's husband.


           PROPOSAL I:  TO WITHDRAW THE COMPANY'S ELECTION
               TO BE TREATED AS A BUSINESS DEVELOPMENT
              COMPANY UNDER THE INVESTMENT COMPANY ACT

General

       The Company is presently a non-diversified, closed-end management investment company electing to be treated as a Business Development Company under the Investment Company Act. The Company has operated as a Business Development Company since its election to do so made in January 1984. As a result of its election to be treated as a Business Development Company, the Company has been exempt from being "registered" as an investment company under the Investment Company Act. See "--The Investment Company Act" below. As a Business Development Company, the Company is subject to certain specified provisions of the Investment Company Act, which generally provides greater flexibility with respect to several management issues, capital structure and certain other matters than does the more comprehensive regulatory scheme of the Investment Company Act applicable to investment companies that are not Business Development Companies. Nevertheless, as a Business Development Company, the Company is subject to significant regulation of its operations and activities, as described generally in "--Protective Provisions of the Investment Company Act" below.

       Presently, the Company is primarily engaged, through a wholly-owned subsidiary, in operational, non-investment activities. Additionally, less than 40% of the Company's total assets (exclusive of Government securities and cash items) consist of, and less than 45% of the Company's net income after taxes (for the last four fiscal quarters combined) have been derived from, securities (other than, among other things, Government securities or securities issued by majority-owned subsidiaries). Accordingly, the Company falls outside the provisions of the Investment Company Act defining an "investment company" and the Company's management believes that such provisions will not be applicable to the Company in the reasonably foreseeable future.
Because the exemptive benefits of the Investment Company Act are no longer relevant to the Company, the Company's Board of Directors has concluded that it would be neither consistent with the Investment Company Act nor in the best interests of the Company and its stockholders to continue to subject the Company to the limitations and regulatory burdens imposed under the Investment Company Act upon Business Development Companies. See "--Reasons for Proposal" below.

       The Investment Company Act provides that a Business Development Company shall not withdraw its election as a Business Development Company, unless authorized by a vote of its stockholders. The Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to seek stockholder approval to withdraw the Company's election as a Business Development Company. All of the Company's directors and officers have indicated their intention to vote for approval of Proposals I and II. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO WITHDRAW THE COMPANY'S ELECTION TO BE TREATED AS A BUSINESS DEVELOPMENT COMPANY.

       As soon as practicable following stockholder approval of the Company's proposal to withdraw its election, the Company will, subject to its management's satisfying themselves that the Company will not thereupon be required to register under the Investment Company Act, file a notification on Form N-54C with the Commission to withdraw the Company's election to be subject to the provisions of Sections 55 through 65 of the Investment Company Act. Upon the filing of this Form, which is effective immediately upon receipt by the Commission, the Company will no longer be subject to regulation under the Investment Company Act. See "--Protective Provisions of the Investment Company Act" below. The Company will, however, continue to be registered under the Exchange Act and the Common Stock is expected to continue to be listed on the NASDAQ SmallCap Market. The Company will continue to be taxed as a "C Corporation" for Federal income tax purposes, insofar as the Company does not qualify as a "Subchapter M investment company".

Background

       While earlier in its existence, the Company made and held several passive portfolio investments, since October 1991, the Company has concentrated on making and holding large controlling equity and/or equity-related investments in a limited number of portfolio companies. In furtherance of this business policy, the Company has been liquidating its interests in portfolio companies in which it did not hold a controlling equity interest.

       Through its two wholly-owned subsidiaries, Automotive Industries, Inc. and Recticon Enterprises, Inc. ("Recticon"), the Company has recently concentrated its investments in the operations of full-service automotive retail centers (the "Automotive Business") and in a manufacturer of monocrystalline silicon wafers (the "Wafer Business"), respectively. As of December 31, 1996, the Company's investments in the Automotive Business and the Wafer Business constituted approximately 98% of the Company's total portfolio investments. Over approximately the past two years, the Company has been reducing its interests in the Automotive Business and, on May 30, 1997, the Company sold substantially all of the assets of Automotive Industries, Inc. (subject to the acquiror's assumption of the significant liabilities of such company). This sale effectively terminated the Company's interests in the Automotive Business. Consequently, as of June 30, 1997, the Company's interest in the Wafer Business represented approximately ___% of its total portfolio investments.

Company's Present Business

       The Company's present principal business is owning and operating its wholly-owned subsidiary, Recticon, which it acquired in 1993 by issuing 800,000 shares of its Common Stock to the stockholders of Recticon in exchange for all of the outstanding shares of Recticon.

       Recticon, located in Pottstown, Pennsylvania, manufactures two, three and four-inch monocrystalline silicon wafers, which are made from silicon crystals and are the basic substrate from which integrated circuits and other semiconductor devices are fabricated. Recticon's wafers are used by university research departments and microelectronic manufacturers, and are best suited for use in electronics devices employed in avionics, telecommunications and computers.

       The business in which Recticon is engaged is highly competitive and it believes that there are many competitors who produce, sell, design and support similar products. Many of these competitors have substantially greater marketing, financial, administrative and other resources than Recticon.

       In 1995, Recticon entered into long-term agreements with two of its major customers, pursuant to which said customers have paid an aggregate of $2.3 Million in cash for the right to receive a specified number of silicon wafers at a predetermined gross profit margin to Recticon. In addition, in 1996, Recticon entered into agreements pursuant to which Recticon received $2.4 Million in cash from two customers (one of which is one of the customers referred to in the preceding sentence) in order for Recticon to purchase additional furnaces and related equipment (the "Units"). At the end of five years, the Units will be turned over to Recticon at no cost. In exchange therefor, Recticon has agreed to sell these customers the wafers produced by the Units at a mutually agreed to gross profit margin to Recticon. Recticon has expanded its facilities and, as a result thereof, has the capacity to add an additional four or five Units. Recticon presently has ten functioning Units. These new Units will not only give Recticon added capacity in its existing markets, but will also enable it to enter into the five and six-inch wafer markets and, subject to purchasing additional equipment, would give it the capacity to enter into the eight-inch market. There can be no assurances that Recticon will acquire any additional Units or successfully enter into the five and six-inch wafer markets.

Company's Future Business

       As described above, the Company has become a holding company with one wholly-owned, operating subsidiary, Recticon. The principal purpose of the Company will be to derive earnings from the operation of Recticon and possibly other businesses rather than for the purpose of obtaining dividend and interest income through the efforts of others. The Company may acquire other companies or operating businesses in the future. While there can be no assurance that any such acquisitions will be made, the Company intends to acquire only the entire or, at the least, controlling interests in such companies and have such companies operate as subsidiaries of the Company. Accordingly, the Company is now, and expects to be, engaged in a business other than investing, reinvesting or trading in securities. As a result, neither the exemptive benefit ordinarily enjoyed by a regulated Business Development Company, nor the associated burdens, will be necessary or relevant to the Company.

The Investment Company Act

       A company falling within the definition of the term "investment company" under the Investment Company Act is required to register with the Commission as such unless an exemption from registration is available. In 1980, the Investment Company Act was amended to provide for the regulation of Business Development Companies and to exempt such Companies from registration under the Investment Company Act. A Business Development Company is, in effect, a closed-end investment company that (i) is operated for the purpose of making investments in small and developing businesses; (ii) makes available significant managerial assistance to its portfolio companies; and (iii) notifies the Commission of its election to be treated as a Business Development Company under the Investment Company Act.

       As a result of the Company's election to be treated as a Business Development Company, the Company has been exempt from the requirement to register as an investment company under the Investment Company Act. However, the Company has been subject to the Investment Company Act's provisions and rules applicable to Business Development Companies, as well as numerous provisions of the Investment Company Act applicable to registered closed-end investment companies. These consist of extensive regulations relating to the Business Development Companies' operations, including: (i) capital structure requirements;
(ii) limits on the sources of funds from which the Company may make distributions; (iii) limits on the Company's ability to distribute and repurchase its own securities; (iv) requirements relating to disinterested persons; (v) restrictions on executive compensation arrangements; and (vi) limitations on transactions with related persons. See "--Protective Provisions of the Investment Company Act" below.

       A Business Development Company may not withdraw its election as a Business Development Company unless authorized by the vote of its outstanding voting securities. Following approval by the Company's stockholders of the proposal, the Company will, subject to its management's satisfying themselves that the Company will not thereupon be required to register under the Investment Company Act, file with a Commission a notice of withdrawal of election to be a Business Development Company on Form N-54C pursuant to the Investment Company Act. Pursuant to the Investment Company Act, withdrawal of the election is effective upon the filing of a Form N-54C notification.

Consequences of Withdrawal of Election

       If the Company ceases to be a Business Development Company, it will no longer be subject to any regulatory provisions of the Investment Company Act, certain of which are outlined below in this section. However, the Company would continue to be subject to the Exchange Act, which regulates publicly traded companies, including the provisions relating to: solicitation of proxies from stockholders; filing of interim and annual reports with the Commission; filing of securities ownership reports by directors, officers and principal stockholders; prohibitions against insider trading in securities; the use of manipulative devices in connection with certain security transactions; and the making of misleading statements in reports or documents filed with the Commission or disseminated to stockholders or the public.

       Withdrawal by the Company of its election to be a Business Development Company will have no direct effect on the Company's Certificate of Incorporation or By-laws, nor will it affect the status of the Company under Delaware corporation law. However, the Board of Directors of the Company may at some date after such withdrawal recommend changes in the Certificate of Incorporation if appropriate to facilitate the Company's conduct of its business. Other than the proposal to change the Company's name (Proposal II), no such specific changes are presently contemplated. In addition, the Company does not presently contemplate entering into any special arrangements with its management or directors if and when it is no longer a Business Development Company, except that it may in the future grant stock options which would otherwise have been inconsistent with the Investment Company Act.

       Upon ceasing to be a Business Development Company, the Company will be required under generally accepted accounting principles to consolidate assets, revenues and operating results of its wholly-owned subsidiary, Recticon. This contrasts with the Company's current required practice of including in its net asset valuation determinations the unrealized appreciation or depreciation of its investments and reflecting in its assets an amount equal to the fair value, as determined from time to time by the Board of Directors, of its investments. In short, the Company believes that while the financial performance of the Company, as a Business Development Company, is currently measured primarily by its comparative balance sheets, its financial performance as an operating company, one not subject to the Investment Company Act, should be measured at least as much by its comparative income statements.

       As discussed above, this proposal will have no Federal income tax consequences upon the Company or its stockholders. The Company will continue to be taxed as a "C" corporation for Federal income tax purposes, insofar as the Company does not qualify as a subchapter M investment company.

       If the Company's stockholders do not approve this proposal that the Company withdraw its election to be a Business Development Company, the Company will not withdraw such election and will continue as a Business Development Company, rather than becoming subject to the more comprehensive regulatory scheme applicable to registered investment companies generally.

Protective Provisions of the Investment Company Act

       After the withdrawal of the Company's election as a Business Development Company, the Company will no longer be subject to regulation under the Investment Company Act and, consequently, the Company's stockholders will no longer have the benefit of certain protective provisions under the Investment Company Act, some of which are summarized below.

       The Investment Company Act requires the Company to carry its assets at fair value rather than at cost in financial reports; prohibits the Company from changing the nature of its business of fundamental investment policies without the prior approval of its stockholders; regulates the composition of the Board of Directors by, among other things, prohibiting investment bankers, securities brokers, legal counsel and affiliated persons of the Company from constituting 50% or more of the directors of the Company; restricts certain transactions between the Company and affiliated persons of the Company including directors and officers, and transactions between the Company and any of such persons on the one hand and third parties on the other; regulates the capital structure of the Company by restricting the issuance of senior equity and debt securities; significantly restricts the issuance of options, rights and warrants to purchase stock of the Company except under certain circumstances as employee compensation; provides for the custody of securities and bonding of certain employees; restricts issuance of Common Stock of the Company at a price per share less than the then current net asset value of the Common Stock; prohibits issuance of securities in return for services or for property other than cash or securities (except as a dividend or a distribution to security holders or in connection with a reorganization); restricts the manner in which re-purchases of stock may be effected; restricts plans of reorganization; generally prohibits certain functions and activities including, without limitation, certain purchases of securities on margin, short sales, acting as a distributor of securities, and owning stock of other investment companies, insurance companies, brokers, dealers or underwriters; and establishes certain remedies in the event of breaches of fiduciary duty by various management personnel and others associated with the Company.

Reasons For Proposal

       Given the manner in which the Company now operates its business, as described above, the Board of Directors believes that the regulatory and financial reporting requirements imposed by the Investment Company Act, while appropriate for investment companies and, for the most part, Business Development Companies (insofar as applicable to them), are no longer appropriate for the Company or, on balance, in the best interest of the Company or its stock- holders. For example:

       1. The Company's business objective is to obtain and report consolidated earnings from the operations of Recticon and any other companies it may acquire in the future. Nevertheless, the Company, because it elected to be regulated as a Business Development Company, is still required by applicable regulations to prepare its financial statements as other investment companies, which rely on the fair values of their portfolio investments for purposes of determining increases or decreases in the value of their net assets. The Company is thereby precluded from consolidating assets, revenues and operating results of majority-owned subsidiaries which are not investment companies and including in its earnings the operating results of companies which are less than 50% owned by the Company, but over which the Company nevertheless has significant influence.

       2. By virtue of its election to be treated as a Business Development Company, the Company may not (without, among other things, stockholder approval) issue new shares of its Common Stock at a price per share below the current net asset value per share of outstanding Common Stock. While this restriction provides stockholders of an investment company with appropriate and meaningful protection against dilution of their indirect investments in the fund's portfolio securities, the Company regards it as essentially irrelevant to the interests of investors in an operating or holding company, who look to its consolidated earning stream from operations for maximization of investment value.

       3. The Investment Company Act significantly restricts (a) transactions involving transfers of property in either direction between the Company and most affiliated persons of the Company (or the affiliated persons of such affiliated persons) and (b) transactions between the Company and such affiliated persons (or the affiliated persons of such affiliated persons) participating jointly on the one hand and with third parties on the other. These restrictions, while somewhat relaxed as applied to Business Development Companies, nevertheless require in certain circumstances obtaining Commission approval, often a time-consuming and expensive procedure, for transactions of the types described above involving directors, officers, employees or principal underwriters of the Company (or certain of their affiliated persons), regardless of the intrinsic fairness of such transactions or the approval thereof by disinterested directors of the Company. While the Company believes interested-party transactions should not become a routine fact of a public corporation's life, situations may frequently arise in which a corporation's best interests are served by such transactions. The Board of Directors believes that the stockholders of the Company are adequately protected by the duty of loyalty already imposed on the Company's directors under Delaware law. Delaware law generally permits the disinterested members of the board of directors of a corporation to determine the fairness to the corporation or a particular interested-party transaction, provided full disclosure of all material facts regarding the transaction and the interested party's relationship with the corporation is made. The Company believes that the growth of its principal business is hampered by the extensive restrictions and protections imposed by the Investment Company Act in this regard, and that the more flexible state-legislated protective scheme should more appropriately govern.

       4. Business Development Companies are limited as to the types of securities other than common stock which they may issue. The issuance of convertible securities and rights to acquire shares of common stock (e.g., warrants and options), generally prohibited to investment companies, is significantly restricted for Business Development Companies, primarily because of the statutory interest in facilitating computation of the Company's net asset value per share. In addition, issuances of senior debt and senior equity securities require that certain "asset coverage" tests and other criteria be satisfied on a continuing basis. This often effectively precludes the use of these types of securities since asset coverage is continuously affected by variations in market prices of the Company's investments whose securities are publicly- traded. Operating companies, including holding companies operating through controlled subsidiaries, benefit from having significant flexibility to raise capital through various means, and, to that end, from being able to issue several different types of securities. As with interested-party transactions, stockholders in such companies rely on the duty imposed on corporate directors by Delaware law with regard to the adequacy of consideration paid for the corporation's securities.

       5. Business Development Companies are prohibited from re-purchasing their own securities other than (i) on a securities exchange or such other open market as the Commission may designate by rules and regulations or orders, (ii) pursuant to tender offers to all stockholders or (iii) under such other circumstances as the Commission may permit by rules and regulations or orders. The Board of Directors believes that it may be in the best interests of the Company to have the ability on an unrestricted basis to re-purchase large blocks of the Company's Common Stock if the Board of Directors believes that such re-purchase would be in the best interests of the Company and its stockholders. Public operating companies have been able to benefit from the repurchase of their own securities if the Board of Directors feels that the stock being repurchased is undervalued in the public market.

       The foregoing represents what the Company regards as only the more salient aspects in which the restrictions of the Investment Company Act, as applied to the Company, have had the effect of dampening market interest in the Company and hindering financial growth. In the opinion of the Company's directors and executive officers, such restrictions are inappropriate for and, on balance, contrary to the interests of the stockholders of the Company based on the Company's current objectives, as those objectives have evolved. Moreover, in the view of the Company's directors and executive officers, the absence of a following by financial analysts of Business Development Companies generally adversely affects the Company's ability to raise capital.

       See "--Protective Provisions of the 1940 Act" above for a brief summary of certain material statutory and regulatory provisions specific to Business Development Companies under the Investment Company Act. See also "--Consequences of Withdrawal of Election" in this section.

Stockholders' Vote

       Under the Investment Company Act, approval of this proposal requires the affirmative vote of the holders of (a) 67% or more of the shares of Common Stock of the Company present or represented by proxy at the Special Meeting (if a quorum exists), or (b) more than 50% of the outstanding shares of Common Stock of the Company, whichever is less.

Recommendation

       THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL I.



       PROPOSAL II:  AMENDMENT TO THE COMPANY'S CERTIFICATE OF
            INCORPORATION TO CHANGE THE COMPANY'S NAME TO
                        "Acorn Holding Corp."


General

       If Proposal I is adopted by the stockholders at the Special Meeting, the Company will present at the Special Meeting a proposal that the Company's name be changed to "Acorn Holding Corp.".

       As described in Proposal I, the nature of the Company's business has changed to making large, controlling investments in companies. Accordingly, the Board of Directors believes that the change in the Company's name will more appropriately indicate that the Company is now a holding company with an operating subsidiary, rather than an investment company. The Board of Directors of the Company believes that the name "Acorn Holding Corp." better connotes to the public and the investment community the purposes and business of the Company. Accordingly, if Proposal I is adopted, the Company will present at the Special Meeting a proposal that the Company's Certificate of Incorporation be amended as follows:

            "The name of the corporation is Acorn Holding Corp.".

Stockholders' Vote

       Under Delaware law, the affirmative vote of a majority of the outstanding shares of Common Stock is required to amend the Certificate of Incorporation in order to change the Company's name.

Recommendation

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF PROPOSAL II.

Stockholder Proposals

       Any stockholder who intends to present a proposal or action at the Company's 1997 Annual Meeting of Stockholders must comply with and meet the requirements of Regulation 14a-8 of the Exchange Act and the Company's By-Laws. Regulation 14a-8 requires, among other things, that a proposal have been received by the Company in writing at its principal executive office not later than July 30, 1997 in order for such proposal to be considered for inclusion in the Proxy Statement relating to the 1997 Annual Meeting of Stockholders. In addition, the Company's By-Laws require that a stockholder proposal be received by the Company no earlier than October 2, 1997 and no later than November 1, 1997.

Certain Reports

       Copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, and the Company's quarterly reports on Form 10-QSB for the fiscal quarters ended on March 31, 1997 and June 30, 1997, will be provided, without charge, to any Company stockholder upon the written or oral of such person. Requests for such documents should be directed to: Secretary, Acorn Venture Capital Corporation, 100 Park Avenue, 23rd Floor, New York, New York 10017 (telephone no. 800-818-9558).


                           By Order of the Board of Directors



                           STEPHEN A. OLLENDORFF
                               Secretary


Dated:  September __, 1997

                  ACORN VENTURE CAPITAL CORPORATION
              Proxy for Special Meeting of Stockholders
                     to be Held October 7, 1997

           THIS PROXY IS BEING SOLICITED ON BEHALF OF THE
                         BOARD OF DIRECTORS

       The undersigned stockholder(s) of ACORN VENTURE CAPITAL CORPORATION, a Delaware corporation (the "Company"), hereby constitutes and appoints EDWARD N. EPSTEIN and STEPHEN A. OLLENDORFF, and each of them, with full power of substitution in each, as the agent, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the Special Meeting of Stockholders of the Company to be held at Club 101, 101 Park Avenue, New York, New York 10017 on October 7, 1997 at 11:00 A.M. (local time), and any adjournment(s) thereof, all of the shares of common stock which the undersigned would be entitled to vote if then personally present in the manner specified and on any other business as may properly come before the meeting.

       This Proxy will be voted in accordance with the instructions indicated herein. If no instructions are given, this Proxy will be voted "FOR" Proposals 1 and 2.

Please mark boxes __ or x in blue or black ink.

1. TO APPROVE THE PROPOSAL TO WITHDRAW THE COMPANY'S ELECTION TO BE TREATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940

       FOR _____     AGAINST _____    ABSTAIN _____



                    (Continued and to be signed on the reverse side.)

2.     TO APPROVE THE PROPOSAL TO AMEND THE COMPANY'S
       CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S
       NAME TO "ACORN HOLDING CORP."

       FOR _____     AGAINST _____    ABSTAIN _____

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof as set forth in Rule 14a-4(c) of the Securities Exchange Act.


                 Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                 Dated________________________, 1997

                 ___________________________________
                           Signature

                 ___________________________________
                     Signature if held jointly